CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 31, 2005

(February 1, 2005)

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2005, AXM Pharma, Inc. promoted Chet Howard to Chief Executive Officer.  Howard replaces Peter Cunningham, who remains President of International Sales.  Mr. Howard will also remain as acting Chief Financial Officer until we retain an adequate replacement.  The Company also hired Zhenyu Kong as President of China Operations and Chief Operating Officer of our operating subsidiary, AXM Pharma (Shenyang) Inc., in China.  Mr. Kong will begin his employment in these positions on May 1, 2005.

The Company filed an 8-K on February 1, 2005 to disclose these changes, but at the time of filing, did not have final employment agreements for the new positions.  The employment agreements for Mr. Howard and Mr. Kong have since been finalized and the Company is filing the agreements as exhibits to this amendment.    Peter Cunningham’s employment agreement as Chief Executive Officer and President will be replaced with a new employment agreement for his new position.  We will file another amendment with his new agreement once it is finalized.

Employment Agreements

Pursuant to the terms of his agreement with AXM Pharma, Mr. Howard shall be paid a Base Salary of $240,000 per year, distributed in equal monthly installments.  Mr. Howard also received a $60,000 signing bonus.  In addition, Mr. Howard is entitled to receive 250,000 incentive employee stock options per year, vesting quarterly.  During the term of his employment under the Agreement Mr. Howard is also eligible to participate in all bonus and incentive plans.  Mr. Howard is eligible to participate in all employee benefit plans to the extent maintained by the Company.  Mr. Howard’s salary, bonus and incentives are reviewed yearly by our Board of Directors and compensation committee with the goal of bringing his salary in line with industry standards.  Mr. Howard’s employment agreement is for a two-year term, but the Company and Mr. Howard may extend the term by mutual written agreement.  We can terminate the employment agreement for cause if we give Mr. Howard written notice and he fails to take appropriate remedial actions during the thirty day period following receipt of such written notice.  Mr. Howard can voluntarily terminate his employment agreement by giving us 60 days written notice thereof.  Upon Termination for Cause, Mr. Howard will immediately receive all accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.  In the event of a Voluntary Termination, other than for “Good Reason,” we will immediately pay to Mr. Howard, all accrued salary, all incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but no severance compensation.  Upon any Termination Other Than for Cause, Mr. Howard will immediately receive all accrued salary, all incentive compensation to the extent earned, severance compensation, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.  If Mr. Howard’s employment is terminated Other Than for Cause or he voluntarily terminates his employment for “Good Reason,” he will be paid, as severance pay, his base salary for the period commencing on the date his employment is terminated until the later of the end of his employment term or the date which is three months from the date of termination.  Mr. Howard’s agreement requires that he keep confidential any proprietary information acquired while employed and upon termination of his employment.  He is also prohibited from soliciting any employees of AXM Pharma for a period of six months following his termination for any reason. We believe that the base salary when combined with his opportunity to receive stock grants, provides Mr. Howard with the ability to achieve long term compensation that is competitive with long term compensation packages offered by our competitors.

The Company entered into an employment agreement with Mr. Kong on March 31, 2005; Mr. Kong shall begin his employment on May 1, 2005, the Effective Date.  The term of the Agreement is for one (1) year beginning on the Effective Date, but may be extended by the mutual agreement of the parties and, unless terminated in writing at least thirty (30) days prior to the expiration of the initial term, shall automatically renew for an additional one-year term on the first anniversary of the Effective Date and on each successive anniversary of the Effective Date unless terminated in writing similarly to the procedure stated above.    Mr. Kong’s Base Salary will be US $20,000.00 per month.  The Company will contribute $17,500 per month and AXM Shenyang shall contribute the remaining $2,500 per month less any deductions for taxes.  Mr. Kong will also receive 200,000 incentive employee stock options per year, vesting quarterly.  Mr. Kong is eligible to participate in all employee benefit plans to the extent maintained by the Company for its China-based employees.  Mr. Kong may be terminated for cause, upon which he will receive all accrued salary, incentive compensation to the extent earned, vested deferred compensation, and accrued vacation pay, all to the date of termination.  Additionally, his incentive compensation and bonuses, to the extent earned, shall be paid within thirty (30) days of the date of the termination.  If Mr. Kong’s employment is terminated for any reason, he will retain all of his rights to benefits that have vested, but his rights to participate in those plans will cease upon his employment termination unless the termination is a Termination Other Than for Cause, in which case his rights of participation will continue for a period of three (3) months following the termination of his employment.  If Mr. Kong’s employment is terminated in a Termination Other Than for Cause or by Company due to Mr. Kong’s disability, he will be paid as severance pay his Base Salary for the period commencing on the date that his employment is terminated and ending on the date which is one (1) month thereafter.  Due to Mr. Kong’s employment with the Company, he will have access to the Company’s Confidential Information.  In consideration for that access, Mr. Kong agrees that for a period of twelve (12) months after termination of his employment, he will not use such Confidential Information to compete with the business of the Company.  In addition, for a period of twelve (12) months after termination of his employment, he will not induce or attempt to induce any employee of the Company to discontinue his or her employment with the Company for the purpose of becoming employed by any competitor of Company, nor will he initiate discussions, negotiations or contacts with persons known by him to be a customer or supplier of the Company at the time his employment with the Company is terminated, for the purpose of competing with the Company.  Notwithstanding anything to the contrary contained in the Agreement, the previously stated Non-Compete provisions will not be applicable in the event of any Termination Other Than for Cause with respect to Mr. Kong’s employment.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Employment Agreement between Chet Howard and AXM Pharma, Inc. dated February 1, 2005.
10.2	Employment Agreement between Zhenyu Kong and AXM Pharma, Inc. dated March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM Pharma, Inc.

By: /s/ Chet Howard
Chet Howard, CEO